UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2023, Peoples Bancorp Inc., an Ohio corporation (“Peoples”), completed its previously announced merger with Limestone Bancorp, Inc., a Kentucky corporation (“Limestone”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated October 24, 2022. At the effective time of the merger (the “Effective Time”), Limestone merged with and into Peoples (the “Holding Company Merger”), with Peoples as the surviving corporation in the Holding Company Merger. Immediately following the Holding Company Merger, Limestone’s wholly-owned subsidiary bank, Limestone Bank, Inc., a Kentucky banking corporation (“Limestone Bank”), merged with and into Peoples Bank, an Ohio-chartered commercial bank and wholly-owned subsidiary of Peoples (“Peoples Bank”), with Peoples Bank as the surviving bank (the “Bank Merger” and with the Holding Company Merger, the “Merger”). By virtue of the Merger, Peoples acquired all of the assets, and succeeded to all of the obligations of Limestone, and Peoples Bank acquired all of the assets and succeeded to all of the obligations of, Limestone Bank.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of the Limestone common stock issued and outstanding immediately prior to the Effective Time (except for treasury shares and dissenting shares, both as provided for in the Merger Agreement), converted, in accordance with the procedures set forth in the Merger Agreement, into 0.90 common shares of Peoples. In addition, each Limestone shareholder who would otherwise be entitled to receive a fractional share of Peoples common stock will receive cash, without interest, in an amount equal to the fractional share of Peoples common stock to which such shareholder would otherwise be entitled to multiplied by the daily volume-weighted average closing sale price of Peoples common shares on the Nasdaq Global Select Market® as reported in The Wall Street Journal for the 5 consecutive full trading days ending with the trading day immediately preceding the effective date of the Holding Company Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 99.4 to Peoples’ Current Report on Form 8-K filed on October 25, 2022, and incorporated herein by reference.

Item 8.01 Other Events.

On May 1, 2023, Peoples announced that it completed its acquisition of Limestone as of the close of business on April 30, 2023. Peoples and Limestone first announced that they had entered into an agreement to merge on October 25, 2022.

A copy of the press release announcing the event is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Peoples Bancorp Inc. on May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	May 1, 2023	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer